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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Option and Restricted Stock Plan of MDL Information Systems, Inc. of our report dated April 19, 1996, with respect to the financial statements of MDL Information Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 1996, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



Palo Alto, California
November 13, 1996